Exhibit 99.1

Proxy Solicited by the Board of Directors of

FIRST AMERICAN INTERNATIONAL CORP.

for the Special Meeting of Shareholders to be held on [                ], 2018

The undersigned hereby constitutes and appoints [                ] and [                ], and each of them with the full power to act alone, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Special Meeting of Shareholders of First American International Corp. (“FAIC”) to be held on [                ], 2018 at [                ], Eastern Time, at the offices of First American International Corp., 79 Bayard Street, New York, New York 10013, and at any postponement or adjournment thereof, and to vote all of the share of Common Stock of FAIC which the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as indicated on the reverse side of this proxy. The proxy agents present and acting in person or by their substitute (or, if only one is present and acting, then that one) may exercise all the powers conferred by this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED AND RECEIVED BY 11:59 P.M., EASTERN TIME, ON [                ], 2018, WILL BE VOTED AS DIRECTED. IF THIS PROXY IS EXECUTED BUT NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 LISTED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

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X	Please mark your votes as in this example

The Proxy when properly executed will be voted in the manner directed herein. If you sign and return this Proxy without direction, this Proxy will be voted FOR the Proposals 1 and 2.

The Board of Directors recommends a vote FOR proposals 1 and 2

1. Approval of the Merger Agreement and the Merger. To approve the Agreement and Plan of Merger, dated as of April 23, 2018 (the “merger agreement”) between RBB Bancorp (“RBB”) and FAIC pursuant to which FAIC will merge with and into RBB, with RBB surviving the merger (the “merger”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Adjournment. To approve any adjournment or postponement of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement and the merger or for any other legally permissible purpose.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature(s):

Signature(s):                                                                                       Date:

Please sign here personally. Signature of shareholder(s) should correspond directly with name(s) in which shares are registered. If the stock is registered in more than one name, each joint owner should sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign the full corporate name by authorized officer, giving your full title as such. If a partnership, please sign in the partnership name by authorized person, giving your full title as such.

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PROXY VOTING INSTRUCTION CARD

CONTROL NUMBER

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of common stock of First American International Corp. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

• Vote your Proxy on the Internet at [http:// ]. Have your proxy card available when you access the website. Follow the prompts to vote your shares.

• Vote your Proxy by telephone. Simply dial [ ] and follow the instructions. Have your proxy card available when you access the website. Follow the voting instructions to vote your shares.

• Vote your Proxy by mail by completing, dating, signing and mailing the proxy card in the postage-paid envelope provided.

You can vote by phone or via the Internet anytime prior to 11:59 p.m. Eastern Time, on [                ], 2018. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.